UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2024

Orange County Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40711	26-1135778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 Dolson Avenue, Middletown, New York		10940
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (845) 341-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50	OBT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 21, 2024, Michael Lesler, Executive Vice President and Chief Financial Officer of Orange County Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Orange Bank & Trust Company (the “Bank”), and Gregory Sousa, Executive Vice President and Deputy Chief Lending Officer of the Bank, each became a participant in the Orange Bank & Trust Company Change in Control Severance Plan for Senior Executives (the “CIC Plan”) by executing a CIC Plan participation agreement. The purpose of the CIC Plan is to provide severance benefits to certain senior executives and key employees of the Bank and its affiliates if their employment is terminated in connection with a change in control. The CIC Plan is intended to secure the continued services of executives and key employees of the Bank and its affiliates and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control.

Under the CIC Plan, a participant who undergoes an involuntary termination other than for cause (as defined in the CIC Plan) or voluntary termination for good reason (as defined in the CIC Plan) during the “covered period,” which commences with the Company’s initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the CIC Plan) and ending twelve (12) months following the occurrence of such change in control (provided, that the covered period will be extended by one month if an event giving rise to good reason occurs within the 11th or 12th month of the covered period), will receive the following severance benefits:

a.	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which the participant is terminated;

b.
a lump sum cash payment equal to the participant’s severance multiple, multiplied by (x) the participant’s base salary as in effect immediately before the applicable change in control or (y) the participant’s base salary in effect on the participant’s termination date; and

c.	a lump sum cash payment equal to 18 times the monthly cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

A participant’s severance benefits under the CIC Plan are subject to the participant executing, and not revoking, a general release of claims. If the severance benefits under the CIC Plan, along with any other payments occurring in connection with a change in control of the Company or the Bank, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the amount of the severance benefits will be reduced by the amount necessary so that the excise tax would not be applicable.

Messrs. Lesler and Sousa were each designated as a participant in the CIC Plan with a severance multiplier of two. Other executive officers and key employees were also designated as participants in the CIC Plan. Participation in the CIC Plan is subject to execution of a participation agreement. Severance benefits payable under the CIC Plan will supersede and replace any severance benefits that a participant otherwise is eligible to receive under any other agreements entered into between the Company, the Bank and participant, and no participant will be entitled to severance benefits under both the CIC Plan and any other severance arrangement maintained by the Company or the Bank.

On February 21, 2024, Mr. Lesler also became a participant in the Orange Bank & Trust Company Performance-Based Supplemental Executive Retirement Plan (the “SERP Plan”) by executing a SERP participation agreement (together with the SERP Plan, the “SERP”).  Pursuant to the SERP, the Bank has established a bookkeeping account on behalf of Mr. Lesler. Each year, Mr. Lesler is eligible for an annual performance contribution to his SERP account equal to 10% of his base salary, provided certain pre-established annual financial goals are satisfied. The Board of Directors of the Bank, in its sole discretion, may authorize additional contributions to Mr. Lesler’s account at any time. Contributions credited to Mr. Lesler’s SERP account will fully vest upon the earlier of (i) Mr. Lesler’s attainment of age 62 with ten (10) years of service with the Bank (“normal retirement age”), (ii) Mr. Lesler’s termination of employment within twelve (12) months of a change in control (as defined in the SERP), or (iii) Mr. Lesler’s death.

Upon attainment of normal retirement age followed by a separation from service for reasons other than cause, Mr. Lesler will receive his vested SERP Account balance in installments over a five (5) year period. If Mr. Lesler separates from service (other than for cause) before full vesting, 25% of Mr. Lesler’s unvested SERP account will be payable in five (5) equal annual installments. If Mr. Lesler separates from service on or within twelve (12) months of a change in control, the SERP account will be distributed in a lump sum as soon as practicable following termination of employment; provided, however, that if the payment of Mr. Lesler’s SERP account balance, either alone or together with any other payments and benefits Mr. Lesler has the right to receive from the Bank, would constitute a “parachute payment” under Code Section 280G, then such payments and benefits will be reduced by the minimum amount necessary to result in no portion of such payments and benefits being non-deductible to the Bank pursuant to Code Section 280G and subject to excise tax imposed under Code Section 4999, unless otherwise provided for in any other agreement between the Bank and Mr. Lesler.  If Mr. Lesler’s death occurs before the commencement of benefits under the SERP, Mr. Lesler’s beneficiary will receive the vested portion of Mr. Lesler’s account balance on the first day of the second calendar month following Mr. Lesler’s death. If Mr. Lesler dies following the commencement of SERP benefits, but before all installments are paid, Mr. Lesler’s beneficiary will receive the remaining installments at the same time and manner they would have been paid to Mr. Lesler had he survived.  If Mr. Lesler’s employment is terminated for cause (as defined in the SERP), the entire SERP account will be forfeited.

The foregoing descriptions of the CIC Plan and the SERP do not purport to be complete and are qualified in their entirety by reference to the CIC Plan and the SERP, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: February 27, 2024	By:	/s/ Michael J. Gilfeather
Michael J. Gilfeather
President and Chief Executive Officer